Exhibit 99.(g)(4)

SIXTH AMENDMENT

TO

FOREIGN CUSTODY MANAGER AGREEMENT

This Sixth Amendment (“Amendment”) dated November 21, 2025 (“Effective Date”) is by and between each entity listed on Annex I attached hereto (the “Fund”) and The Bank of New York Mellon (“BNY”).

BACKGROUND:

A.	BNY and the Customer entered into a Foreign Custody Manager Agreement dated as of September 26, 2024 as amended (the “Agreement”) relating to BNY’s provision of custody services to the portfolios, identified on Annex I thereto (each, a “series”).

B.	The parties desire to amend the Agreement as set forth herein.

C.	This Background section is incorporated by reference into and made a part of this Amendment.

TERMS:

In consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties, intending to be legally bound, hereby agree as set forth above and as follows that:

1.	Modifications to Agreement: The Agreement is amended as follows:

a.	Annex I to the Agreement is hereby deleted and replaced in its entirety with Annex I attached hereto.

2.	Miscellaneous.

(a)	As hereby amended and supplemented, the Agreement shall remain in full force and effect.

(b)	The Agreement, as amended hereby, constitutes the complete understanding and agreement of the parties with respect to the subject matter thereof and supersedes all prior communications with respect thereto.

(c)	The parties expressly agree that this Amendment may be executed in one or more counterparts and expressly agree that such execution may occur by manual signature on a physically delivered copy of this Amendment, by a manual signature on a copy of this Amendment transmitted by facsimile transmission, by a manual signature on a copy of this Amendment transmitted as an imaged document attached to an email, or by "Electronic Signature", which is hereby defined to mean inserting an image, representation or symbol of a signature into an electronic copy of this Amendment by electronic, digital or other technological methods. Each counterpart executed in accordance with the foregoing shall be deemed an original, with all such counterparts together constituting one and the same instrument. The exchange of executed counterparts of this Amendment or of executed signature pages to counterparts of this Amendment, in either case by facsimile transmission or as an imaged document attached to an email transmission, shall constitute effective execution and delivery of this Amendment and may be used for all purposes in lieu of a manually executed and physically delivered copy of this Amendment.

(d)	This Amendment shall be governed by the laws of the State of New York, without regard to its principles of conflicts of laws.

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed as of the Effective Date by its duly authorized representative indicated below. An authorized representative, if executing this Amendment by Electronic Signature, affirms authorization to execute this Amendment by Electronic Signature and that the Electronic Signature represents an intent to enter into this Amendment and an agreement with its terms.

EACH OF THE FUNDS OR SERIES IDENTIFIED IN ANNEX I

By: /s/ Jonathan Steinberg
Name: Jonathan Steinberg
Title: President

THE BANK OF NEW YORK MELLON

By: /s/ Robert M Stein Jr.
Name: Robert M Stein Jr.
Title: Vice President

Annex I

Wisdom Tree True Emerging Markets Fund (f/k/a WisdomTree Emerging Markets ex-China Fund)
WisdomTree Artificial Intelligence and Innovation Fund
WisdomTree China ex-State-Owned Enterprises Fund
WisdomTree Cybersecurity Fund
WisdomTree Efficient Gold Plus Gold Miners Strategy Fund
WisdomTree Emerging Markets Corporate Bond Fund
WisdomTree Emerging Markets Efficient Core Fund
WisdomTree Emerging Markets ex-State-Owned Enterprises Fund
WisdomTree Emerging Markets High Dividend Fund
WisdomTree Emerging Markets Local Debt Fund
WisdomTree Emerging Markets Multifactor Fund
WisdomTree Emerging Markets Quality Dividend Growth Fund
WisdomTree Emerging Markets SmallCap Dividend Fund
WisdomTree Global ex-US Quality Growth Fund (f/k/a WisdomTree Global ex-U.S. Quality Dividend Growth Fund)
WisdomTree Global High Dividend Fund
WisdomTree India Earnings Fund
WisdomTree India Hedged Equity Fund
WisdomTree New Economy Real Estate Fund
WisdomTree BioRevolution Fund
WisdomTree Cloud Computing Fund
WisdomTree Dynamic International Equity Fund (f/k/a WisdomTree Dynamic Currency Hedged International Equity Fund)
WisdomTree Dynamic International SmallCap Equity Fund (f/k/a WisdomTree Dynamic Currency Hedged International SmallCap Equity Fund)
WisdomTree Europe Hedged Equity Fund
WisdomTree Europe Hedged SmallCap Equity Fund
WisdomTree Europe Quality Dividend Growth Fund
WisdomTree European Opportunities Fund (f/k/a WisdomTree Europe Hedged SmallCap Equity Fund)
Wisdom Tree International Al Enhanced Value Fund
WisdomTree International Efficient Core Fund
WisdomTree International Equity Fund
WisdomTree International Hedged Quality Dividend Growth Fund
WisdomTree International High Dividend Fund
WisdomTree True Developed International Fund (f/k/a WisdomTree International LargeCap Dividend Fund)
WisdomTree International MidCap Dividend Fund
WisdomTree International Multifactor Fund
WisdomTree International Quality Dividend Growth Fund
WisdomTree International SmallCap Dividend Fund
WisdomTree Japan Hedged Equity Fund

WisdomTree Japan Opportunities Fund (f/k/a WisdomTree Japan Hedged SmallCap Equity Fund)
WisdomTree Japan SmallCap Dividend Fund
WisdomTree Efficient Gold Plus Equity Strategy Fund
WisdomTree 1-3 Year Laddered Treasury Fund
WisdomTree 7-10 Year Laddered Treasury Fund
WisdomTree Bianco Total Return Fund
WisdomTree Bloomberg U.S. Dollar Bullish Fund
Wisdom Tree Emerging Currency Strategy Fund
WisdomTree Floating Rate Treasury Fund
WisdomTree Interest Rate Hedged High Yield Bond Fund
WisdomTree Interest Rate Hedged U.S. Aggregate Bond Fund
WisdomTree Mortgage Plus Bond Fund
WisdomTree U.S. Al Enhanced Value Fund
WisdomTree U.S. Corporate Bond Fund
WisdomTree U.S. Efficient Core Fund
WisdomTree U.S. High Dividend Fund
WisdomTree U.S. High Yield Corporate Bond Fund
WisdomTree U.S. LargeCap Fund
WisdomTree U.S. LargeCap Dividend Fund
WisdomTree U.S. MidCap Fund
WisdomTree U.S. MidCap Dividend Fund
WisdomTree U.S. MidCap Quality Growth Fund
WisdomTree U.S. Quality Growth Fund
WisdomTree Voya Yield Enhanced USD Universal Bond Fund
WisdomTree Equity Premium Income Fund (f/k/a WisdomTree PutWrite Strategy Fund)
WisdomTree U.S. Multifactor Fund
WisdomTree U.S. Quality Dividend Growth Fund
WisdomTree U.S. Short-Term Corporate Bond Fund
WisdomTree U.S. SmallCap Fund
WisdomTree U.S. SmallCap Dividend Fund
WisdomTree U.S. SmallCap Quality Dividend Growth Fund
WisdomTree U.S. SmallCap Quality Growth Fund
WisdomTree U.S. Total Dividend Fund
WisdomTree U.S. Value Fund
WisdomTree Yield Enhanced U.S. Aggregate Bond Fund
WisdomTree Yield Enhanced U.S. Short-Term Aggregate Bond Fund
Wisdom Tree Private Credit and Alternative Income Fund (f/k/a WisdomTree Alternative Income Fund)
Wisdom Tree Enhanced Commodity Strategy Fund
WisdomTree Managed Futures Strategy Fund
WisdomTree Target Range Fund
WisdomTree High Income Laddered Municipal Fund
WisdomTree Core Laddered Municipal Fund
WisdomTree Inflation Plus Fund

WisdomTree GeoAlpha Opportunities Fund
WisdomTree Asia Defense Fund
WisdomTree Europe Defense Fund
WisdomTree Global Defense Fund
WisdomTree Quantum Computing Fund
Wisdomtree Efficient Gold Plus Tips Fund
Wisdomtree Efficient Long/Short U.S. Equity Fund **

**Effective Date for inclusion of Efficient Long/Short U.S. Equity Fund should be as of December 9, 2025 /s/JS /s/RMS